Exhibit 1

CARMINA TECHNOLOGIES, INC.

AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

(Restated Note 7)

December 31, 2000 and 1999

C O N T E N T S

Independent Auditors' Reports 3-4

Consolidated Balance Sheets 5

Consolidated Statements of Operations 6

Consolidated Statements of Comprehensive Loss 7

Consolidated Statements of Stockholders' Equity (Deficit) 8

Consolidated Statements of Cash Flows 9

Notes to the Consolidated Financial Statements 10 - 23

INDEPENDENT AUDITORS' REPORT

The Board of Directors

Carmina Technologies, Inc. and Subsidiary

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Calgary, Canada

We have audited the accompanying consolidated balance sheet of Carmina Technologies, Inc. and Subsidiary (formerly The Americas Mining Corporation) (a development stage company) as of December 31, 2000 and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows for the 12 month period ended December 31, 2000 and for the period from inception (May 7, 1999) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of the Company for the period from inception (May 7, 1999) to December 31, 1999. Such statements are included in the cumulative inception to December 31, 2000 totals of the statements of operations, comprehensive loss and cash flows and reflect a net loss of 25% of the related cumulative total. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts for the period from inception (May 7, 1999) to December 31, 1999 included in the cumulative totals, is based solely upon the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carmina Technologies, Inc. and Subsidiary (formerly The Americas Mining Company) (a development stage company) as of December 31, 2000 and the consolidated results of their operations and their cash flows for the 12 month period ended December 31, 2000 and for the period from inception (May 7, 1999) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company and has no operating capital which together raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 7, the accompanying financial statements have been restated to reflect the effect of a change in the valuation of marketable securities.

"signed"

BDO Dunwoody LLP

Chartered Accountants

March 30, 2001 (except Note 7, which is dated May 14, 2001)

Calgary, Alberta

INDEPENDENT AUDITORS' REPORT

The Board of Directors

Carmina Technologies, Inc. and Subsidiary

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Calgary, Canada

We have audited the accompanying consolidated statements of operations, stockholders equity and cash flows of Carmina Technologies, Inc. and Subsidiary (formerly The Americas Mining Corporation) (a development stage company) from inception on May 7, 1999 to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted out audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Carmina Technologies, Inc. and Subsidiary (formerly The Americas Mining Corporation) (a development stage company) from inception on May 7, 1999 to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company and has no operating capital which together raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of uncertainty.

"signed"

HJ & Associates, LLC (formerly, Jones, Jensen & Company)

Salt Lake City, Utah

April 8, 2000

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Consolidated Balance Sheet

(Restated Note 7)

December 31,

2000

CURRENT ASSETS

Cash $ 2,796

Tax refund receivable 8,805

Total Current Assets 11,601

OTHER ASSETS

Due from related party (Note 1(p)) 16,257

Advances (Note 1(q)) 26,664

Investment in affiliate (Note 1(m)) --

Marketable securities (Note 1(i)) 594,835

Securities receivable (Note 1(h)) 20,204

Total Other Assets 657,960

PROPERTY AND EQUIPMENT 2,051

TOTAL ASSETS $ 671,612

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable $ 32,424

Due to related party (Note 1(p)) 73,412

Accrued expenses 4,500

Total Current Liabilities 110,336

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: 40,000,000 shares authorized

no par value, 20,502,300 shares

issued and outstanding 1,092,232

1,000,000 shares to be issued 625,000

Cumulative translation adjustment (17,722)

Deficit accumulated during the development stage (1,138,234)

Total Stockholders' Equity (Deficit) 561,276

TOTAL LIABILITIES

AND STOCKHOLDERS' EQUITY (DEFICIT) $ 671,612

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Consolidated Statements of Operations

(Restated Note 7)

From From

For The Inception on Inception on

Twelve Month May 7, May 7,

Period Ended 1999 Through 1999 through

December 31, December 31, December 31,

2000 1999 2000

REVENUES $ -- $ 2,136 $ 2,136

COST OF GOODS SOLD -- 1,942 1,942

GROSS PROFIT -- 194 194

EXPENSES

General and administrative 88,002 4,142 92,144

Depreciation expense 208 -- 208

Research and development 52,473 8,346 60,819

Consulting fees 26,703 126,974 153,677

Management fees 333,663 263,445 597,108

Total Expenses 501,049 402,907 903,956

LOSS FROM OPERATIONS (501,049) (402,713) (903,762)

OTHER INCOME (EXPENSE)

(Loss) on investment in affiliate (2,541) (10,431) (12,972)

(Loss) on sale of investments (92,061) -- (92,061)

Gain on sale of investments 3,006 -- 3,006

Unrealized (loss) on investments (132,649) -- (132,649)

Interest income 290 -- 290

Interest expense -- (86) (86)

Total Other Income (Expense) (223,955) (10,517) (234,472)

NET LOSS $ (725,004) $ (413,230) $ (1,138,234)

BASIC AND DILUTED LOSS PER

SHARE $ (0.035) $ (0.044)

WEIGHTED AVERAGE NUMBER

OF SHARES OUTSTANDING 20,510,519 9,300,000

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Consolidated Statements of Comprehensive Loss

(Restated Note 7)

From From

For The Inception on inception on

Twelve Month May 7, May 7,

Period Ended 1999 Through 1999 through

December 31, December 31, December 31,

2000 1999 2000

NET LOSS $ (725,004) $ (413,230) $ (1,138,234)

OTHER COMPREHENSIVE LOSS

Cumulative translation adjustment (17,722) -- (17,722)

COMPREHENSIVE LOSS $ (742,726) $ (413,230) $ (1,155,956)

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Consolidated Statements of Stockholders' Equity (Deficit)

(Restated Note 7)

Deficit

Accumulated

During the

Common Stock Development

Shares Amount Stage

Balance, inception on May 7, 1999 $ -- $ -- $ --

Initial subscription for cash at $0.003 on

July 15, 1999 4,000,000 15,165 --

Value attributed to $0.003 shares -- 136,483 --

Subscription for services at $0.03 on

July 15, 1999 5,300,000 161,758 --

Services contributed by officers of the

Company -- 94,000 --

Net loss from inception on May 7, 1999

through December 31, 1999 -- -- (413,230)

Balance, December 31, 1999 9,300,000 407,406 (413,230)

Subscriptions for cash at $0.03

per share on February 8, 2000 1,279,221 42,635 --

Subscriptions for marketable securities at

$0.03 per share on February 8, 2000 1,420,779 47,353 --

Issued on exercise of warrants for marketable securities

at $0.07 per share on February 8, 2000 4,000,000 284,595 --

16,000,000 781,989 (413,230)

Common stock issued in

Recapitalization 4,502,300 3,243 --

Common stock to be issued on December 31, 2000

at $0.625 per share (Note 5) 1,000,000 625,000 --

Compensation expense on options issued to

consultants -- 147,000 --

Services contributed by officers of the

Company -- 160,000 --

Net loss for the 12 month period ended

December 31, 2000 -- -- (725,004)

Balance, December 31, 2000 21,502,300 $ 1,717,232 $ (1,138,234)

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Restated Note 7)

From From

For The Inception on inception on

Twelve Month May 7, May 7,

Period Ended 1999 Through 2000 through

December 31, December 31, December 31,

2000 1999 2000

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss $ (725,004) $ (413,230) $ (1,138,234)

Adjustments to reconcile net loss to net cash

used by operating activities:

Depreciation 208 -- 208

Stock issued for services -- 298,241 298,241

Services contributed by officers of the

Company 160,000 94,000 254,000

Loss on sale of investments 89,055 -- 89,055

Unrealized loss 132,649 -- 132,649

Decrease value of equity investment 2,569 10,431 13,000

Compensation expense through issuance

of options 147,000 -- 147,000

Sale of marketable securities 78,840 -- 78,840

Changes in operating assets and liabilities:

(Increase) decrease in receivables 6,817 (15,622) (8,805)

Increase (decrease) in accounts payable 12,735 24,189 36,924

Net Cash Used by Operating Activities (95,131) (1,991) (97,122)

CASH FLOWS FROM INVESTING ACTIVITIES

Due from related party 18,118 -- 18,118

Advances (26,664) -- (26,664)

Purchase of property and equipment (2,259) -- (2,259)

Purchase of long-term investment -- (13,000) (13,000)

Recapitalization 3,243 -- 3,243

Net Cash Used by Investing Activities (7,562) (13,000) (20,562)

CASH FLOWS FROM FINANCING ACTIVITIES

Due to related party 62,680 -- 62,680

Issuance of common stock for cash 42,635 15,165 57,800

Net Cash Provided by Financing Activities 105,315 15,165 120,480

NET INCREASE IN CASH 2,622 174 2,796

CASH AT BEGINNING OF PERIOD 174 -- --

CASH AT END OF PERIOD $ 2,796 $ 174 $ 2,796

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 1 - ORGANIZATION AND HISTORY

The consolidated financial statements presented include those of Carmina Technologies, Inc. (formerly The Americas Mining Corporation) (a development stage company) and its wholly-owned subsidiary Rhonda Networks, Inc. Collectively, they are referred to herein as "the Company."

Carmina Technologies, Inc. (Carmina) was incorporated under the laws of the State of Utah on March 5, 1973 under the name of "Investors Equity, Inc." In 1991, the Company changed its name to "The Americas Mining Corporation." In January of 2000, the Company changed its name to "Carmina Technologies, Inc."

On February 9, 2000, the Company completed an Agreement and Plan of Reorganization whereby Carmina issued 16,000,000 shares of its common stock in exchange for all of the outstanding common stock of Rhonda Networks, Inc. (Rhonda).

The reorganization was accounted for as a recapitalization of Rhonda because the shareholders of Rhonda control the Company after the acquisition. Therefore, Rhonda is treated as the acquiring entity. Accordingly, there was no adjustment to the carrying value of the assets or liabilities of Carmina. Carmina is the acquiring entity for legal purposes and Rhonda is the surviving entity for accounting purposes.

Carmina was incorporated for the purpose of creating a vehicle to obtain capital to seek out, investigate and acquire interests in products and businesses which may have a potential for profit. Prior to the reorganization, Carmina distributed shares of a wholly-owned subsidiary, American Mining Corp. to its shareholders as a partial liquidating dividend. At the time of the reorganization, Carmina was a shell company with minimal assets and no operations.

Rhonda, a wholly owned subsidiary, was incorporated under the laws of the Province of Alberta, Canada on May 7, 1999. It was incorporated for the purpose of developing and marketing its low-cost, high-capability multipurpose Linux based GateCommander 2000, GateCommander Scout and Smart-Home networking technologies. The GateCommander 2000 technology combines firewall, virtual private networking, network and system monitoring, e-mail and domain name services, paging and fax with voice over IP, and dynamic web services. The GateCommander Scout monitors and evaluates firewalls. The Smart-Home network management system offers homeowners control over heating, air conditioning, lighting, appliance management, switches and outlets, home security and motion and fire detection zones.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 1 - ORGANIZATION AND HISTORY (Continued)

The Company's technologies are still in the development stage. None of the products or services associated with these technologies have been brought to the market or are available for marketing. Because of the developmental status of the technology, there can be no assurance that the technology will be brought to market in a commercially viable form.

a. Accounting Method

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

b. Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

c. Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of 1,000,000 warrants and 1,690,000 options, have not been included in the calculation as their effect is anti-dilutive for the period presented.

From Inception

For the Twelve on May 7, 1999

Period Ended Through

December 31, December 31,

2000 1999

Numerator - loss $ (725,004) $ (413,230)

Denominator - weighted average number of

shares outstanding 20,510,519 9,300,000

Loss per share, basic and diluted $ (0.035) $ (0.044)

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 1 - ORGANIZATION AND HISTORY (Continued)

d. Provision for Taxes

At December 31, 2000, the Company had net operating loss carryforwards of approximately $1,006,000 that may be offset against future taxable income through 2020. No tax benefit has been reported in the consolidated financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation account of the same amount.

The components of deferred taxes are as follows:

From

For The Inception on

Twelve Month May 7,

Period Ended 1999 Through

December 31, December 31,

2000 1999

DEFERRED TAX ASSET:

Unused tax losses carryforward $ 452,000 $ 186,000

Unrealized losses 60,000 --

NET DEFERRED TAX ASSET 512,000 186,000

Valuation allowance (512,000) (186,000)

$ -- $ --

STATUTORY TAX RATE 45% 45%

Income taxes at statutory rate $ (326,000) $ (186,000)

Change in valuation allowance 326,000 186,000

$ -- $ --

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 1 - ORGANIZATION AND HISTORY (Continued)

e. Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f. Revenue Recognition

The Company recognizes revenue upon completion and delivery of its products. However, substantial operations have not yet begun.

g. Principles of Consolidation

The consolidated financial statements include those of Carmina Technologies, Inc. and its wholly owned subsidiary, Rhonda Networks, Inc. All significant intercompany accounts and transactions have been eliminated.

h. Securities Receivable

The Company purchased 750,000 shares of Qnetix, Inc.'s common stock during the twelve months ended December 31, 2000. At the time of purchase, 450,000 shares of stock were delivered to the Company which have been deposited into a brokerage account and are classified as trading. The remaining 300,000 shares, with a value of $20,204 at December 31, 2000, net of an allowance of $109,779 for the decline in market value as estimated based on quoted market prices, were delivered in March 2001.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 1 - ORGANIZATION AND HISTORY (Continued)

i. Marketable Securities

The Company held 62,500 shares of Qnetix, Inc.'s common stock as trading securities at December 31, 2000. The fair value of the Company's marketable securities is estimated based on quoted market prices for those investments. During the twelve months ended December 31, 2000, the Company sold a portion of the trading securities for losses totaling $92,061 and a gain of $3,006. The Company recorded an unrealized loss of $22,870 to account for the decline in value of the remaining securities. The fair value of Qnetix, Inc. marketable securities at December 31, 2000 was $4,210.

The Company also held 225,000 shares of Power Kiosk, Inc.'s common stock as trading securities at December 31, 2000. The fair value of Power Kiosk, Inc. marketable securities at December 31, 2000 was $590,625. Subsequent to year end, On March 7, 2001, the value of these securities declined to $112,500.

Because the Company's marketable securities are classified as trading and reported at fair value, there is no need to evaluate the securities for impairment.

j. Allowance for Doubtful Accounts

The Company's accounts receivable are shown net of an allowance for doubtful accounts of $-0- and $-0- at December 31, 2000 and December 31, 1999, respectfully.

k. Property and Equipment

Property and equipment are carried at cost less accumulated amortization. Amortization is provided for using the following methods and annual rates (one-half the normal amortization is provided for in the year of acquisition):

Furniture and fixtures - 20% declining

l. Warranty Costs

The Company does not offer any warranty on the product which was sold in 1999. Accordingly, there is no warranty cost expense or accrual.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 1 - ORGANIZATION AND HISTORY (Continued)

m. Investment in Affiliate

The Company is accounting for its investment in Remington Financial Corp., a 39% owned affiliate, by the equity method of accounting under which the Company's share of the net income (loss) of the affiliate is recognized as income (loss) in the Company's statement of operations.

The affiliate was audited at October 31, 1999. At that time, the total net stockholders' equity equaled $6,586. The Company has recognized a loss on their investment in the in the affiliate of $2,541 to account for the change in value of the affiliate at December 31, 2000. This reduces the investment to $-0- at December 31, 2000.

n. Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, the Company has not entered in derivative contracts for speculative purposes. Accordingly, the adoption of the new standard on January 1, 2001 did not materially affect the Company's consolidated financial statements.

The Company has adopted the provisions of SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Management will begin to capitalize certain costs once the preliminary project stage is completed and funding for the projects is probable. The Company has expensed all organization costs per the requirements of SOP 98-5 "Reporting the costs of Start Up Activities."

o. Software Development Costs

SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" was issued in March 1998. SOP 98-1 requires all costs related to the development of internal use software other than those incurring during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 1 - ORGANIZATION AND HISTORY (Continued)

p. Due from (to) Related Party

Amounts are due from (to) a party related by virtue of being a shareholder of the Company. These amounts are unsecured, non-interest bearing with no terms of repayment.

q. Advances

Advances are to an unrelated company for which shares of the unrelated company will eventually be issued for consideration. The Company is in the process of negotiating the number of shares to be issued. Subsequent to the year end, the Company advanced a further $66,658. This investment will be accounted for at cost.

r. Foreign Exchange

At the transaction date, each asset, liability, revenue or expense is translated into US dollars, the reporting currency, by using the then prevailing exchange rate with the resulting gain or loss recognized in the consolidated balance sheets. At the year end, all assets and liabilities are translated into US dollars by using the exchange rate in effect at that date. The functional currency is Canadian dollars.

s. Cost-sharing Agreement

The Company's operations are paid for and maintained under a written cost-sharing agreement with a related party by virtue of being a shareholder. The Company will reimburse the related party for 50% of certain administrative expenses. This level of remuneration will be reviewed every 3 months and adjusted based on the level of activity of the Company.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to continue in the development and marketing of its Linux based GateCommander server appliance, GateCommander Scout and its Smart-Home technology. Additionally, the Company intends to market support services for these products and to act as a reseller for other products which it feels are complimentary to the Company's goals. Management's plans to continue as a going concern include (1) raising additional capital through sales of common stock, the proceeds of which would be used to market and develop the existing software and related rights, hiring of administrative, sales and marketing personnel and (2) the use of stock options to pay for employee compensation and marketing services. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - WARRANTS AND OPTIONS

a. Warrants

Each warrant outstanding is exercisable to one common at an exercise price of $1 per warrant until December 31, 2002.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 3 - WARRANTS AND OPTIONS (Continued)

A summary of the status of the Company's warrants as of December 31, 2000 and changes during the twelve months ending December 31, 2000 are presented below:

Weighted

Average

Exercise

Warrants Price

Outstanding and exercisable,

December 31, 2000 1,000,000 $ 1.00

The warrants outstanding at year end were issued to a party related by virtue of being a shareholder in conjunction with the 1,000,000 common shares to be issued on December 31, 2000. The warrants that are vested at December 31, 2000 are summarized as follows:

Outstanding Weighted Exercisable

Number Weighted Average Number Weighted

Outstanding Average Remaining Exercisable Average

at Exercise Contractual at Exercise

Exercise Price 12/31/00 Price Life 12/31/00 Price

Range $1.00 1,000,000 $1.00 2 years 1,000,000 $1.00

1,000,000 $1.00 1,000,000 $1.00

b. Stock Options

Employees, directors, and officers

The Company applies Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB Option 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 3 - WARRANTS AND OPTIONS (Continued)

A summary of the status of the Company's options issued as of December 31, 2000 and changes during the twelve months ending December 31, 2000 are presented below:

Weighted Weighted

Average Average

Exercise Grant Date

Options Price Fair Value

Outstanding, May 7, 1999 (inception) -- $ -- $ --

Granted 360,000 0.033 0.00

Outstanding, December 31, 1999 360,000 0.033 0.00

Granted 840,000 0.10 0.030

Expired/Cancelled (360,000) 0.033 0.00

Exercised -- -- --

Outstanding, December 31, 2000 840,000 $ 0.10 $ 0.030

Exercisable, December 31, 2000 210,000 $ 0.10 $ 0.030

The options to employees, directors and officers that are vested at December 31, 2000 are summarized as follows:

Outstanding Weighted Exercisable

Number Weighted Average Number Weighted

Outstanding Average Remaining Exercisable Average

at Exercise Contractual at Exercise

Exercise Price 12/31/00 Price Life 12/31/00 Price

Range $0.10 840,000 $0.10 7 years 210,000 $0.10

840,000 $0.10 210,000 $0.10

No compensation expense has been recorded for the options issued to employees, directors and officers. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model using the following assumptions: The U.S. Treasury rate for the period equal to the expected life of the warrants (6.25%) was used as the risk-free interest rate. The expected life of the options is ten years since they expire on December 31, 2010. The volatility used was 1% based upon the historical price per share of shares sold. There are no expected dividends.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 3 - WARRANTS AND OPTIONS (Continued)

Had compensation cost for the Company's stock options issued to employees, directors and officers been recorded, the pro-forma income statement would have been as follows:

From Inception

For the Twelve on May 7, 1999

Period Ended Through

December 31, December 31,

2000 1999

Reported net loss $ (725,004) $ (413,230)

Cost of compensation (13,000) --

Proforma net loss $ (738,004) $ (413,230)

Proforma loss per share, basic and diluted $ (0.036) $ (0.044)

During the year, 1,010,000 four year incentive options exercisable at $0.035 per share were canceled with the consent of the optionees in consideration of the Company replacing them with 1,010,000 10 year incentive options exercisable at $0.10 per share. An additional 480,000 10 year incentive options exercisable at $0.10 per share and 200,000 5 year incentive options exercisable at $0.50 per share were also issued. During the period, no market existed for the shares.

The 10 year incentive options vest ¼ on each of the grant date and 1st, 2nd, and 3rd anniversaries, providing the optionee at the time of vesting as an employee, officer, director or consultant to the Company, and expire as to ¼ on each of the 4th, 6th, 8th, and 10th anniversaries.

The 5 year incentive options vest ¼ on each of the grant date and 1st, 2nd, and 3rd anniversaries, providing the optionee at the time of vesting is a consultant to the Company, and expire on the 5th anniversary.

The Stock Option Plan allows up to 2,000,000 to be issued to directors, officers, employees and consultants of the Company. The option price shall be not less than 100% of the market value at the date of grant and the exercise periods shall not exceed 10 years from the date of grant.

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 3 - WARRANTS AND OPTIONS (Continued)

Consultants

FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to record compensation costs for the Company's stock option plans and other stock awards to consultants determined in accordance with the fair value based method prescribed in SFAS No. 123.

A summary of the status of the Company's options issued to consultants as of December 31, 2000 and changes during the twelve months ending December 31, 2000 are presented below:

Weighted Weighted

Average Average

Exercise Grant Date

Options Price Fair Value

Outstanding, May 7, 1999 (inception) -- $ -- $ --

Granted 670,000 0.033 0.00

Expired/Cancelled (20,000) 0.033 0.00

Outstanding, December 31, 1999 650,000 $ 0.033 $ 0.00

Granted 850,000 0.194 0.029

Expired/Cancelled (650,000) 0.033 0.00

Exercised -- -- --

Outstanding, December 31, 2000 850,000 $ 0.19 $ 0.029

Exercisable, December 31, 2000 212,500 $ 0.19 $ 0.029

The options to consultants that are vested at December 31, 2000 are summarized as follows:

Outstanding Weighted Exercisable

Number Weighted Average Number Weighted

Outstanding Average Remaining Exercisable Average

at Exercise Contractual at Exercise

Exercise Price 12/31/00 Price Life 12/31/00 Price

Range $0.10 650,000 $0.10 7 years 162,500 $0.10

Range $0.50 200,000 $0.50 4 years 50,000 $0.50

850,000 $0.19 212,500 $0.19

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 3 - WARRANTS AND OPTIONS (Continued)

During the year, 850,000 (1999  nil) options were granted which vest ¼ every year beginning on the date of grant. Compensation expense of $147,000 (1999  $nil) has been recorded for options issued to consultants based on the value attributable to these options as described above.

NOTE 4 - MANAGEMENT FEES

The Company has four officers which contribute about one half of their time to the Company. The value of their services is estimated at $40,000 per year for each officer. For the twelve months ended December 31, 2000 the Company expensed $160,000 as management fees and showed the amount as services contributed to the Company on the Consolidated Statement of Stockholders' Equity. The balance of the management fees of $26,663 for the twelve months ended December 31, 2000 was paid to outside parties.

NOTE 5  COMMON STOCK

During the 4th quarter of 2000, the Company completed a placement of 1,000,000 units to a company related by virtue of being a shareholder for consideration of $590,625 in shares of a publicly traded company and a receivable of $34,375. Each unit consists of 1 share and 1 warrant. As at year end, the shares have not been issued from treasury. The transaction was approved by the directors December 29, 2000 to be effective December 31, 2000. The transaction closed subsequent to the year end.

NOTE 6  STATEMENT OF CASH FLOWS

CASH PAID FOR:

From Inception From inception

For the Twelve on May 7, 1999 on May 7, 1999

Period Ended Through through

December 31, December 31, December 31,

2000 1999 2000

Interest $ -- $ -- $ --

Income taxes $ -- $ -- $ --

NON-CASH INVESTING ACTIVITIES

Common stock issued for investment $ 922,573 $ -- $ 922,573

NON-CASH FINANCING ACTIVITIES

Common stock issued for note receivable $ 34,375 $ -- $ 34,375

Common stock issued for services $ -- $ 298,241 $ 298,241

Services contributed by officers of the Company $ 160,000 $ 94,000 $ 254,000

CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY

(Formerly The Americas Mining Corporation)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2000 and 1999

(Restated Note 7)

NOTE 7  CORRECTION OF AN ERROR

The marketable securities were incorrectly written down to below their fair market value at December 31, 2000 due to a decline in the market value that occurred subsequent to year end. These amounts have been corrected to reflect the fair market value at December 31, 2000.

This change resulted in an increase (decrease) to the following:

Net loss $ (478,125)

Net loss per share $ (0.024)

Marketable securities $ 478,125